Exhibit 10.22

Bolloré Technologies, S.A.

31-32 Quai de Dion Bouton

92811 Puteaux, France

March 31, 1993

North Atlantic Trading Company, Inc.
c/o Drake, Goodwin & Graham
1301 Avenue of the Americas, 7th Floor
New York, New York 10019

Ladies and Gentlemen:

Reference is made to the three Amended and Restated Distribution and License Agreements (collectively, the “Distribution Agreements”), each dated as of November 10, 1992 between North Atlantic Trading Company, Inc., a Delaware corporation (the “Distributor”), and Bolloré Technologies, S.A., a corporation organized under the laws of the Republic of France (“Bolloré”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreements.

The parties acknowledge that the Steinhardt Group (as defined below) collectively owns 33 1/3% of the issued and outstanding voting capital stock of NATC Holdings USA, Inc        sole stockholder of the Distributor, and owns all of the subordinated promissory notes issued by the Distributor on the date hereof. Bolloré and the Distributor have agreed to modify certain provisions of the Distribution Agreements to reflect the investment of the Steinhardt Group.

Accordingly, the Distribution Agreements are hereby amended as follows:

1.          Section 3(h) of the Distribution Agreement covering the United States Territory (the “U.S. Agreement”) and Section 3(g) of each of the other Distribution Agreements shall be amended to add the following sentence at the end of each of such Sections: “In addition, (i) Bolloré shall have no obligation to ship any Products even if they are covered by an existing Letter of Credit if such Letter of Credit has an expiration date less than 90 days after the date of shipment and Bolloré shall not have received a replacement Letter of Credit therefor prior to shipment, and (ii) if Bolloré has not received a replacement Letter of Credit within 45 days prior to the date an existing Letter of Credit is scheduled to expire, Bolloré shall have the right to draw on the existing Letter of Credit to the extent of all unpaid invoiced amounts, whether or not then demanded without regard to any notice or other requirements under this Agreement.”

2.         Section 5 of each of the Distribution Agreements shall be amended to read in its entirety as follows:

“5.       Exclusivity and Non-Competition.

(a)       During the Term of this Agreement and for a period of five years after termination of this Agreement:

(i) Neither the Distributor nor any Sole Parent (as defined below) shall, directly or indirectly, engage in Purchasing Competitive Activities (as defined below), including, but not limited to, owning any debt or Equity Interest (as defined below) in any Purchasing Competitor (as defined below) except for (a) the distribution and sale of products produced by Bolloré, an Alternate Supplier or by or for the benefit of the Distributor as expressly permitted by this Agreement, (b) ownership of no more than 2% of the issued and outstanding capital stock of any class or debt security of a company whose securities are publicly traded on a national securities exchange or a recognized over-the-counter or similar public market; and (c) the distribution and sale of products manufactured by USTC with Bolloré’s consent pursuant to the Consent Agreement.

(ii) The Distributor’s Affiliates (as defined below) shall not, and the Distributor shall cause its Affiliates not to, directly or indirectly, engage in Investment Competitive Activities (as defined below), including, without limitation, owning any Equity Interest in an Investment Competitor (as defined below) except for the ownership of less than 10% of any class of Equity Interest of a company whose securities are publicly traded on a national securities exchange or a recognized over-the-counter or similar public market and less than 10% of whose assets and revenues are derived from Investment Competitive Activities.

2

(b)        If any Affiliate of the Distributor violates the terms of Subsection (a) (ii) above solely due to the fact that (i) after the acquisition of an Equity Interest in an Entity (as defined below) that is not an investment Competitor at the time of such acquisition (A) that Entity becomes or acquires an Investment Competitor, (B) the assets or revenues attributable to Investment Competitive Activities increases to equal or exceed 10% of such Entity’s assets or revenues or (C) such Affiliate’s Equity Interest in that Entity increases to equal or exceed 10% of a class of securities due to any event other than a voluntary purchase of an Equity Interest, including but not limited to, a merger, consolidation or other reorganization or (ii) in the case only of an Entity which derives less than 10% of its assets and revenues from Investment Competitive Activities, the Entity the Affiliate has invested in is not on a list of investment Competitors contemplated under Subsection (d) below and the Affiliate did not know and could not have determined with reasonable diligence that such Entity was an Investment Competitor, then the Affiliate shall have a period of 45 days from the date it first becomes aware that it is in violation of subsection (a) (ii) to cure such violation by divesting itself of all or a portion of its Equity Interest in such Entity as necessary to comply with this Section, after which period, if the Affiliate has not cured the violation, the Distributor shall be deemed to be in default under this section. Such 45-day cure period shall run concurrently with the cure period granted under Section 6(b) (iv) of the Distribution Agreements, if applicable. As used in this Subsection (b), the term “reasonable diligence” shall mean reviewing periodic reports and other documents filed with the Securities and Exchange Commission, conducting a Nexis or similar on-line computer search and reviewing corporate summaries compiled by Dun & Bradstreet Corporation; it being understood that an Affiliate will be deemed to know that an Entity is an Investment Competitor if that Entity derives 10% or more of its assets or revenues from Investment Competitive Activities. The provisions of this Subsection (b) shall not apply to any Affiliate which has an Equity Interest in an Entity which is an Investment Competitor if such Affiliate either has the ability to designate a majority of the members of the board of directors of such Entity or any Parent of such Entity or owns a majority Equity Interest in any class of securities of such Entity or any Parent of such Entity.

(c)        The Distributor acknowledges that there may be no adequate remedy at law, and that money damages may not be an adequate remedy for breach of this Section. Therefore, the Distributor agrees that Bolloré shall have the right, in addition to any other rights it may have under this Agreement (including any termination rights) or otherwise, to injunctive relief and specific performance in the event of the Distributor’s breach of this Section. This remedy (including any termination rights) shall be cumulative and shall in no way limit any other remedy Bolloré may have at law, in equity or under this Agreement.

3

(d)        The Distributor shall, from time to time upon the request of Bolloré, use its best efforts to make due inquiry of its Affiliates and certify in writing within 15 days after Bolloré’s request that it and its Sole Parent and, to the best of its knowledge, its other Affiliates are in full compliance with this Section and that no Non-compete Default or Change in Control Default has occurred (as such terms are defined below). The Distributor shall also deliver to Bolloré the certification described in the previous sentence annually simultaneously with its yearly forecast pursuant to Section 3 (e) of the Distribution Agreements. In addition, the Distributor shall notify Bolloré in writing within 30 days after any change in the shareholdings of the Distributor or any Parent of the Distributor of the nature of such change and the identity of any new shareholders and provide Bolloré promptly with such information in connection therewith or as Bolloré may reasonably request. The Distributor also shall, within 15 days of any request by Bolloré, confirm to Bolloré the shareholdings (and identity of all shareholders) of the Distributor and any Parent of the Distributor and provide Bolloré with such information in connection therewith as Bolloré may reasonably request. Bolloré shall periodically, and reasonably promptly upon request by the Distributor provide Distributor with a list of those Entities Bolloré believes to be Investment Competitors at such time. Bolloré shall use its good faith efforts to be as complete as possible in preparing such list, including using its good faith efforts to identify which of such Investment Competitors are public companies or Subsidiaries (as defined below) of public companies. The Distributor shall use its best efforts to distribute such list to its Affiliates, it being understood that delivery of such list from time to time by Bolloré shall not constitute a representation by Bolloré that the Entities on such list are the only Investment Competitors.”

3.        (a)        Section 6 (b) (ii) of the U.S. Agreement and of the Distribution Agreement covering the Canadian Territory, is amended to add the following proviso at the end of each of such Sections: ”; provided, however, that Bolloré shall not have the option to terminate under this Subsection (ii) if the Distributor shall fail to purchase the minimum number of booklets in any calendar year in which an Alternate Supplier is manufacturing and supplying Products or the Distributor is manufacturing Products under this Agreement unless the aggregate number of booklets purchased by the Distributor from the Alternate Supplier and Bolloré (or manufactured by the Distributor for sale within such period) does not meet the minimum number of booklets required to be purchased, except as provided in the last sentence of this paragraph. In any calendar year in which an Alternate Supplier is being used or the Distributor is manufacturing booklets, the Distributor and such Alternate Supplier shall, within 15 days after the end of such calendar year, certify in writing to Bolloré the total number of booklets purchased from such Alternate Supplier and manufactured by the Distributor for sale during such year. In addition to meeting the minimum purchase requirement set forth above, for any portion of a calendar year in which Bolloré is manufacturing and supplying Products for at least the last quarter of such year, the Distributor shall be required to purchase from Bolloré a number of booklets equal to the minimum purchase requirement set forth in this Subsection (ii) for such calendar year, reduced pro rata based on the number of months that such Alternate Supplier has been used and/or the Distributor has been manufacturing Products (the “Bolloré Minimum”) and Bolloré shall have the option to terminate if the Distributor fails to purchase such Bolloré Minimum during such portion of the calendar year during which Bolloré supplied Products.”

4

(b)         Section 6 (a) of the Distribution Agreement covering the territories of Hong Kong, Singapore, Dubai, Qatar, Oman and Jordan is amended to add the following to the end of such Section: “For purposes of calculating whether the Renewal Requirement has been met in any of the last three years, if an Alternate Supplier is being used or the Distributor is manufacturing booklets under this Agreement during such year, the number of booklets purchased from such Alternate Supplier or manufactured by the Distributor for sale within the Territory during such year shall be included. In addition, for any portion of a year in which Bolloré is manufacturing and supplying products for at least the last quarter of such year, in order to be deemed to have met the Renewal Requirement for such year, the Distributor shall also be required to have purchased from Bolloré a number of booklets equal to the Renewal Requirement for such year, reduced pro rata based on the number of months that such Alternate Supplier has been used and/or the Distributor has been manufacturing products during such year.

4.         Section 6(b)(ii) of the U.S. Agreement is amended to delete the number “15,000,000” from the third line and insert in lieu thereof the number “23,000,000.”

5.         Section 11 of the U.S. Agreement and section 10 of each of the other Distribution Agreements shall be amended to read in their entirety as follows:

“(a)       For purposes of this Section and Section 5, the following definitions shall apply:

“Affiliate” shall mean any Entity that (i) is a director or a beneficial or record holder, either directly or indirectly through one or more Subsidiaries, of at least 20% of any class of Equity Interest of the Distributor or any Parent of the Distributor or any spouse of the foregoing, (ii) has the power or right (by contract or otherwise) to appoint at least one member of the Board of Directors of the Distributor or any Parent of the Distributor, (iii) 20% or more of whose Equity Interests of any class are owned, beneficially or of record, either directly or indirectly through one or more Subsidiaries, by the Distributor or any Parent of the Distributor, (iv) the Distributor or any Parent or Subsidiary of the Distributor have the power or right (by contract or otherwise) to designate a majority of the members of the Board of Directors (or similar governing body) of that Entity, (v) is an original Stockholder or (vi) any Entity which is, directly or indirectly through Parents or Subsidiaries, a Parent or Subsidiary of the foregoing. For purposes of this definition, “beneficial” holder shall have the meaning set forth in Rule 13d-3 of the securities and Exchange Act of 1934. notwithstanding the foregoing, the following shall not be deemed Affiliates for purposes of this Agreement: (x) any Diluted Class B Stockholder and (y) any Pledgee of the Distributor’s shares pursuant to the Pledge Agreement dated as of March __, 1993 between NATC Holdings USA, Inc. (“NATC Holdings”) and Banque Nationale de Paris, New York Branch, unless and until such Pledgee forecloses on such shares pursuant to its rights and remedies under the Pledge Agreement and provided further that the Pledgee shall be a commercial bank, insurance company or similar financial institution.

5

“Change in Control” shall mean a failure of (i) the original Stockholders (and any Entity in which the original stockholders own not less than 98% of all classes of the outstanding Equity Interests), and their Permitted Transferees to own beneficially, directly or indirectly (and solely control the voting of), in the aggregate, at least 51% of the issued and outstanding capital stock (whether common or preferred) of all classes of the Sole Parent, and retain the ability to designate a majority of the directors of the Sole Parent; or (ii) the Sole Parent to own and solely control the voting of, in the aggregate, 100% of the issued and outstanding capital stock (whether common or preferred) of all classes of the Distributor and retain the ability to designate a majority of the directors of the Distributor.

“Change in Control Default” shall mean any violation of any provision of this Section.

“Competitor” shall mean an Investment competitor or a Purchasing Competitor, as the context shall indicate.

“Diluted Class B Stockholder” shall mean any stockholder of NATC Holdings whose shares of Class A Voting Common Stock have been converted into Class B Non-Voting Common Stock of NATC Holdings following a “Conversion Event” as described in Section 3.4 of the Stockholders Agreement and whose sole Equity Interests in NATC Holdings are such shares of Class B Non-Voting Common Stock.

“Entity” shall mean any person, corporation, partnership or other entity.

“Equity Interest” shall mean the ownership of any class of equity security of an Entity (whether common or preferred and whether voting or non-voting), any security that is convertible into any class of equity security of an Entity (including, but not limited to, any warrant, option, convertible note or contract right to acquire any equity security) or any partnership or other equity ownership interest in an Entity.

“Investment Competitive Activities” shall mean manufacturing, selling, distributing, marketing or otherwise promoting in the Territory cigarette paper booklets.

“Investment Competitor” shall mean any Entity that, directly or indirectly, manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets in the Territory; owns, directly or indirectly, 20% or more of an Equity Interest of any class in any other Investment Competitor; or which has the right to appoint a majority of the members of the Board of Directors of an Investment Competitor or its Parent.

6

“Non-Compete Default” shall mean any violation by Distributor, any Parent of the Distributor or any other Affiliate of any provision of Section 5.

“Non-Compete Parties” shall mean, the Distributor, its Sole Parent and its Affiliates.

“Original Stockholder” shall mean each of John Drake, Chris Goodwin and Mark Graham.

“Parent” shall mean any Entity which owns directly or indirectly 50% or more of the Equity Interests of any class of any Entity or of another Parent of such Entity and/or has the ability to elect a majority of the directors of the Entity or another Parent of such Entity.

“Permitted Steinhardt Transfer” shall mean a Change in Control of the Distributor or its Sole Parent to the Steinhardt Group pursuant to an exercise of the Steinhardt Group’s rights under Section 3.2(c), 3.2(f) or 3.6 of the Stockholders Agreement (the “Stockholders Agreement”) dated the date hereof among NATC Holding Company, Ltd., NATC Holdings and each of the members of the Steinhardt Group (as defined below) as in effect on the date hereof, whereby certain members of the Steinhardt Group may assume control of the Sole Parent and the Distributor (either through the ownership of a majority of the voting stock of the Sole Parent of the Distributor or the power to designate the majority of the Board of Directors of the Sole Parent or the Distributor).

“Permitted Transferee” shall mean any spouse or lineal descendent of an Original Stockholder or any trust for the benefit of any spouse or lineal descendent where the trustees consist of Original Stockholders or Permitted Transferees or a bank, trust company or attorney-at-law, which is not a Competitor.

“Purchasing Competitive Activities” shall mean manufacturing, selling, distributing, marketing or otherwise promoting in the Territory cigarette paper or cigarette paper booklets.

“Purchasing Competitor” shall mean any Entity that, directly or indirectly, manufactures, sells, markets, distributes or otherwise promotes cigarette paper or cigarette paper booklets in the Territory; owns, directly or indirectly, more than a 20% Equity Interest in any other Purchasing Competitor, or which serves as a director or officer or which has the right to appoint an officer or director to the Board of Directors of a Purchasing Competitor or its Parent, other than the ownership of an Equity Interest in the Distributor, its Subsidiaries or the Sole Parent.

7

“Sole Parent” shall mean any Parent which owns directly or indirectly 100% of all classes of capital stock of the Distributor or another Sole Parent of the Distributor; as of the date hereof, NATC Holdings is the Sole Parent.

“Steinhardt Group” shall mean, collectively, the investment funds listed on Annex A and Michael Steinhardt (“MS”). For purposes of this Agreement and all definitions herein, (i) all members of the Steinhardt Group shall be deemed to be one Entity and their ownership of Equity Interests in the Distributor or any Parent of the Distributor shall be aggregated; and (ii) all Entities controlled directly or indirectly by MS, or funds managed directly or indirectly by MS, which, in each case, own any Equity Interests in the Distributor or any Parent of the Distributor shall be deemed a member of the Steinhardt Group; and (iii) any investments by any funds managed, or Entities controlled directly or indirectly by, MS shall be deemed investment by MS. However, for purposes of Subsection (d) of this Section only, the Steinhardt Group shall be limited to the funds listed on Annex A.

“Subsidiary” shall mean any Entity 50% or more of whose Equity Interests of any class are owned by another Entity or by another Entity together with any Parent or Subsidiary of that Entity and any Subsidiaries of the foregoing.

(b)         The following shall constitute violations of this Section:

(i)      if at any time an original Stockholder, any Permitted Transferee, any Parent or any member of the Steinhardt Group (as the case may be), transfers any Equity Interest of any class in the Distributor or in a Parent of the Distributor to any Entity which at the time of such transfer is a Purchasing Competitor;

(ii)     if at any time a Purchasing Competitor acquires a total of at least 20% of the outstanding Equity Interests of any class in the Distributor or a Parent of the Distributor (whether or not from an Original Stockholder, Permitted Transferee or the Steinhardt Group) other than a Diluted Class B Stockholder;

8

(iii)      if at any time before the fifth anniversary of the Effective Date of this Agreement, there is a Change in control in either the Distributor or a Parent without the consent of Bolloré, which may be withheld for any reason, subject to Subsection (d) below;

(iv)      if at any time after the fifth anniversary of the Effective Date of this Agreement, there is a change in Control in either the Distributor or a Parent without the consent of Bolloré, which may not be unreasonably withheld or delayed, it being understood that Bolloré’s refusal to consent to a transfer to a Purchasing Competitor shall conclusively be deemed reasonable.

(c)        In the event of a Change in Control permitted hereunder or otherwise consented to in writing by Bolloré, this provision shall thereafter apply to the new stockholders of the Distributor or any Parent of the Distributor, and such new stockholders shall be deemed to be the Original Stockholders for purposes of this Agreement. It shall be a condition to any transfer of shares to such new stockholders that the Distributor and Bolloré shall enter into an amendment to this Agreement to reflect such new ownership structure as reasonably required by Bolloré.”

(d)        Notwithstanding the foregoing, NATC Holding Company Ltd. may transfer control to the Steinhardt Group pursuant to a Permitted Steinhardt Transfer (in which event the Steinhardt Group shall thereafter be deemed to be an Original Stockholder), and the Steinhardt Group may transfer control back to NATC Holding Company Ltd. pursuant to Section 3.2(c), 3.2(f) or 3.6 of the Stockholders Agreement. In all other respects, however, any transfer by the Original Stockholders and the Steinhardt Group shall be governed by the terms and provisions of this Section.

6.      Schedule D to the U.S. Agreement shall be amended to read in its entirety as follows:

“Schedule D

EQUIPMENT PURCHASE SCHEDULE*

(1)      Two assembler machines shall be acquired in early May, 1993.

(2)       The balance of the Equipment shall be acquired when UST ceases production, but no later than mid-June 1993.

PURCHASE PRICE FOR EQUIPMENT*

(1)       1,000,000 booklets (225K/32 leaves) upon the purchase of the two assembler machines in early May, 1993.

(2)       1,000,000 booklets (225K/32 leaves) upon the purchase of the balance of the Equipment.

9

*      Unless Bolloré is required to commence production earlier, in which event Bolloré shall acquire the Equipment on an accelerated schedule, but in no event later than 6 months after the Effective Date.”

7.      Except as set forth in this agreement, the terms and provisions of each of the Distribution Agreements shall remain in full force and effect.

Please sign in the space below to indicate your agreement with the foregoing.

Very truly yours,

BOLLORÉ TECHNOLOGIES, S.A.

By:	/s/ Cedric Bollore
Name: Cedric Bollore
Title:

AGREED TO AND ACCEPTED:

NORTH ATLANTIC TRADING COMPANY, INC.

By:	/s/ Mark R. Graham
Name: Mark R. Graham
Title: VP

10

ANNEX A

Institutional Partners, L. P.

Steinhardt Partners, L.P.

Steinhardt Overseas Fund, Ltd.

SP International, S. A.

GamCan Limited

11